UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2007

NETBANK, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2007, NetBank, Inc. (the “Company”) received a written Staff Determination Notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and therefore, its common stock is subject to delisting from The NASDAQ Global Market. NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission (the “SEC”) as required by the Securities Exchange Act of 1934, as amended. The Company issued a press release on March 23, 2007, disclosing its receipt of this notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

On March 16, 2007, the Company filed Form 12b-25 with the SEC relating to the late filing of its 10-K. The information in the Company’s Form 12b-25 is incorporated by reference herein.

NASDAQ rules permit a company that has received a delisting notification to request a hearing with a NASDAQ Listing Qualifications Panel to appeal the staff’s determination to delist its stock. The Company intends to request such a hearing. There can be no assurance that the panel will grant the Company’s request for continued listing. Pending a decision by the panel, the Company’s shares will remain listed on the NASDAQ Global Market.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99	Announcement of Notice of Non-Compliance from NASDAQ (pursuant to Item 3.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)
Date: March 23, 2007

	/s/	James P. Gross
(Signature)

James P. Gross
Chief Financial Officer